UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Stockholder Approval of the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan

The 2015 Annual Meeting of Stockholders of WPCS International Incorporation (the “Company”) was held on September 29, 2015 (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved an amendment and restatement of the WPCS International Incorporated 2014 Equity Incentive Plan (the “Amended and Restated Plan”), increasing the number of shares available for issuance under the Amended and Restated Plan by 3,500,000 shares, among other changes described under the caption “Proposal No. 3 - Approval of WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan; Re-Approval of Code Section 162(m) Limits And Criteria” in the Company’s Proxy Statement on Schedule 14A for the Annual Meeting (the “2015 Proxy Statement”) filed with the SEC on August 14, 2015. A description of the Amended and Restated Plan is also set forth in the 2015 Proxy Statement under such Proposal No. 3.

The above description of the Amended and Restated Plan does not purport to be complete, and is qualified in its entirety by the full text of the Amended and Restated Plan, set forth in Appendix A to the 2015 Proxy Statement, which is also incorporated by reference herein.

(e) Change in Control Agreements

On September 29, 2015, the Company entered into change in control agreements (the “Agreements”) with Sebastian Giordano, its Interim Chief Executive Officer and David Allen, its Chief Financial Officer.

The Agreements have initial terms of four years and automatically extend for additional one-year periods at the expiration of the initial term and on each anniversary thereafter unless either party notifies the other party of non-renewal no later than 30 days prior to such anniversary. Under the Agreements, Messrs. Giordano and Allen are entitled to payments of $350,000 and $150,000, respectively, upon a change in control of the Company.

All payments under the Agreements are contingent upon the respective officer’s execution and non-revocation of a general release of claims against the Company.

The Agreements provide that, if necessary, payments will be reduced to the maximum amount payable without loss of a deduction under Section 280G of the Internal Revenue Code (the “Code”).

The Agreements contain restrictive covenants prohibiting the unauthorized disclosure of confidential information of the Company or its affiliates by the officers during and after their employment with the Company, and prohibiting the officers from competing with the Company or its affiliates and from soliciting their employees or customers during employment and for 12 months after termination of employment for any reason.

Copies of the Agreements are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein. The foregoing summary of the Agreements is qualified in its entirety by the full text of the Agreements.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Three proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting. The first proposal was for the election of four nominees to serve as directors of the Company until the end of their respective terms. The second proposal was to ratify the appointment of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending April 30, 2016. The third proposal was to approve the Amended and Restated Plan and to re-approve Code Section 162(m) limits and criteria. Additional information about the proposals can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 14, 2015.

Of the 2,308,649 shares of stock issued and outstanding and entitled to vote at the Annual Meeting, 1,311,736 shares were represented in person or by proxy, which constituted approximately 56.81% of the total votes entitled to be cast at the meeting. Each share of common stock outstanding is entitled to one vote.

Proposal 1 – Election of directors

The voting results for the election of directors were as follows:

	Number of Shares Voted For	Number of Shares Withheld

Sebastian Giordano	513,502	22,970
Charles Benton	513,730	22,742
Norm Dumbroff	508,719	27,753
Edward Gildea	513,632	22,840

There were no votes against any nominee.  There were 775,264 broker non-votes for this proposal.

Proposal 2 – Ratification of the Appointment of Marcum LLP to serve as the Company’s independent registered public accountants for the fiscal year ending April 30, 2016

The voting results for the ratification of the appointment of Marcum LLP to serve as the Company’s independent registered public accountants for the fiscal year ending April 30, 2016 were as follows:

For: 1,251,307	Against: 49,481	Abstain: 10,948

There were no broker non-votes for this proposal.

Proposal 3 – Approve the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan and to re-approve Code Section 162(m) limits and criteria

The voting results for the approval of the Amended and Restated Plan and to re-approve Code Section 162(m) limits and criteria were as follows:

For: 483,397	Against: 47,767	Abstain: 5,308

There were 775,264 broker non-votes for this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Change in Control Agreement, dated as of September 29, 2015, by and between WPCS International Incorporated and Sebastian Giordano

10.2	Change in Control Agreement, dated as of September 29, 2015, by and between WPCS International Incorporated and David Allen

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: October 5, 2015	By: /s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Interim Chief Executive Officer